Exhibit 99.1

WAIVER

This waiver (“Waiver”) is entered into as of January 19, 2026, by and between La Rosa Holdings Corp., a Nevada corporation (the “Company”) and [*] (the “Holder”), with respect to the senior secured convertible note issued by the Company to the Holder on February 4, 2025, as amended (the “Note”), pursuant to the Securities Purchase Agreement, dated as of February 4, 2025, as amended, by and between the Company and the Holder (the “Securities Purchase Agreement”). Each of the Company and the Holder is a “Party” to this Waiver and the Company and Holder are, collectively, the “Parties” hereto. Capitalized terms used and not defined in this Waiver have the respective meanings ascribed to such terms in the Securities Purchase Agreement. The Parties hereto hereby agree as follows:

1.	With respect to the proposed sale by the Company of its 51% interest in its subsidiary Horeb Kissimmee Realty LLC, a Florida limited liability company (“LR Kissimmee”), to the owner of the remaining 49% interest (the “Purchaser”) for cash consideration to the Company of $500,000 plus the payment to the Company of $61,200 (representing the Company’s pro rata share of its indirect interest through LR Kissimmee of a $120,000 outstanding loan previously made by LR Kissimmee to the Purchaser), in each case payable over a period of 12 months beginning on the closing date thereof (such transaction, the “LR Kissimmee Sale”), the Holder hereby irrevocably waives compliance with Section 10 (Asset Sale Optional Redemption) of the and Sections 15 (Covenants) (f), (m) and (p) of the Note and Section 7 of the Security Agreement and any other rights of the Holder related to such LR Kissimmee Sale under the Transaction Documents. The Parties further agree that such LR Kissimmee Sale shall not be considered an Event of Default pursuant to the terms of the Note, the Security Agreement or any other Transaction Documents, and the Holder hereby waives any rights, including the rights to all default penalties, default interest, and acceleration of any amounts owed under the Initial Note or other Transaction Documents as a result of the approval and completion of such LR Kissimmee Sale. This Waiver shall be effective only in relation to the LR Kissimmee Sale and shall neither extend to any other purchase or investment transactions or any violations under, or default of, the Transaction Documents, nor shall this Waiver prejudice any rights or remedies of the Holder under the Transaction Documents with respect to matters not specifically addressed herein, including without limitation, any rights or remedies related to the indemnification obligations of the Company under such Transaction Documents.

2.	On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Waiver, the Company shall file a Current Report on Form 8-K disclosing the material terms of this Waiver and shall attach the Waiver to such Current Report on Form 8-K.

3.	Except as set forth above, all of the terms, conditions and provisions of the Transaction Documents shall be and remain in full force and effect and the Transaction Documents are hereby ratified and confirmed by the Parties and remain in full force and effect in accordance with the terms thereof. Capitalized terms used but not defined herein shall have the meanings given to them in the Note. This Waiver shall be effective as of the date first above written.

4.	This Waiver shall be construed under the laws of the State of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holder each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Waiver shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Holder each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS WAIVER.

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IN WITNESS WHEREOF, the Parties hereto have caused this Waiver to be executed on the date first written above.

COMPANY:

LA ROSA HOLDINGS CORP.

By:
Name: JOSEPH LA ROSA
Title: CHIEF EXECUTIVE OFFICER

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